EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Form S-1 Registration Statement of our report dated March 28, 2014, relating to the financial statements of Cimarron Software, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Mantyla McReynolds, LLC
Salt Lake City, Utah
May 6, 2014